Exhibit 21
MOD-PAC CORP.
SUBSIDIARIES OF THE REGISTRANT

	Ownership	State (Province), Country
Subsidiary	Percentage	of Incorporation

1803-1807 Elmwood Avenue, LLC	100%	New York, USA

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